Consent of Ernst & Young LLP, Independent Auditors

We consent to the references to our firm under the captions "Financial Highlights" for the John Hancock California Tax-Free Income Fund in the John Hancock Tax-Free Income Funds' Prospectus and "Independent Auditors" in the John Hancock California Tax-Free Income Fund Class A and Class B Shares Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment No. 15 to Registration Statement (Form N-1A No. 33-31675) of our report dated October 14, 1997 on the financial statements and financial highlights of John Hancock California Tax-Free Income Fund.


                                                     /s/ERNST & YOUNG LLP
                                                     ERNST  & YOUNG LLP
Boston, Massachusetts
December 15, 1997